Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289348

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 7, 2025)

10,152,284 Shares

MDU Resources Group, Inc.

Common Stock

_______________________

The forward sellers below are offering 10,152,284 shares of our common stock. We have entered into separate forward sale agreements with each of Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association, New York Branch, which we refer to in such capacity as the “forward purchasers,” with respect to 10,152,284 shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of 10,152,284 shares of our common stock that will be delivered in this offering. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the relevant forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 24 months from entry into the forward sale agreements. We may settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, or we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle all or a portion of a forward sale agreement, we may not receive any proceeds from such election, and we may owe cash to the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the relevant forward purchaser. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements. We expect to use net proceeds from settlement of the forward sale agreements, if any, for general corporate purposes, which may include repayment or refinancing of debt, capital expenditures, and acquisitions, including payment in 2026 for a 49% undivided ownership interest in the Badger Wind Farm project, as well as working capital, and repurchases or redemptions of securities. See “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MDU.” The last reported sale price of our common stock on the NYSE on December 3, 2025 was $20.24 per share.

_______________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement to read important factors you should consider before investing in our common stock.

	Per Share	Total
Public Offering Price	$19.70	$199,999,994.80
Underwriting Discount	$ 0.66	$ 6,700,507.44
Proceeds to Us (before expenses)(1)	$19.04	$193,299,487.36

(1)	We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $193,299,487.36 (or approximately $222,294,399.04 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur no later than the date that is 24 months from entry into the forward sale agreements. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $19.04 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

The underwriters initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the shares to selected dealers at the public offering price minus a concession of up to $0.3960 per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,522,842 shares of our common stock at a price of $19.04 per share, subject to certain possible adjustments. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreement that we may enter into with a forward purchaser in connection with the exercise, by the underwriters, of their option to purchase additional shares. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliated forward seller is unable to borrow, or such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock underlying the relevant additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

_______________________

The underwriters expect that the shares of our common stock will be delivered against payment on or about December 5, 2025.

_______________________

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan	TD Securities
Co-Managers
CIBC Capital Markets	Guggenheim Securities	RBC Capital Markets	Siebert Williams Shank

The date of this prospectus supplement is December 3, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the common shares, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the shares of common shares and this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the SEC. This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters, the forward sellers, and the forward purchasers have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. We are not, and the underwriters, the forward sellers, and the forward purchasers are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” or similar terms are to MDU Resources Group, Inc. and its subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference herein and therein and any related free writing prospectus issued by us may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future are based on underlying assumptions (many of which are based, in turn, upon further assumptions), including, but not limited to, statements identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “predicts” in each case related to such things as growth estimates, stockholder value creation, the Company’s “CORE” strategy, capital expenditures, trends, objectives, goals, dividend payout ratio targets, strategies and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s filings with the SEC.

While made in good faith, these forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company’s control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and subsequent filings with the SEC. Any changes in such assumptions or factors could produce significantly different results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update the forward-looking statements, whether as a result of new information, future events, or otherwise.

S-iii

SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their options to purchase additional shares of our common stock.

ABOUT THE COMPANY

The Company is a pure-play regulated energy delivery business upon the completed separations of both its construction materials and contracting and construction services businesses. The Company generates, transmits and distributes electricity and provides natural gas distribution, transportation and storage services. Through a strategy focusing on its “CORE,” the Company strives to deliver superior value and achieve industry-leading performance as a pure-play regulated energy delivery company, while pursuing organic growth opportunities. The Company’s “CORE” strategy prioritizes customers and communities, operational excellence, returns focused initiatives and an employee driven culture.

Montana-Dakota Utilities Co. (formerly known as MDU Resources Group, Inc., “Montana-Dakota”) was incorporated under the laws of the state of Delaware in 1924. The Company was incorporated under the laws of the state of Delaware in 2018. Upon the completion of an internal holding company reorganization, Montana-Dakota became a subsidiary of the Company. Our principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

S-1

THE OFFERING

Common stock offered by this prospectus supplement	10,152,284 shares of our common stock (or 11,675,126 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).
Common stock outstanding immediately before this offering	204,382,821 shares of our common stock.(1)
Common stock to be outstanding immediately after the offering but prior to settlement of the forward sale agreements	204,382,821 shares of our common stock.(2)
Common stock to be outstanding after settlement of the forward sale agreements assuming physical settlement	214,535,105 shares of our common stock (or 216,057,947 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).(3)
Use of Proceeds

We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward sellers in this offering, unless (i) an event occurs that requires us to sell shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and sell such shares to the underwriters pursuant to additional forward sale agreements.

We estimate that the net proceeds to us (after deducting net estimated expenses) from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements will be approximately $193.0 million (or approximately $222.0 million if the underwriters exercise their option in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements based on the initial forward sale price of $19.04 per share. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 24 months from entry into the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a

S-2

portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock, for general corporate purposes, which may include repayment or refinancing of debt, capital expenditures, and acquisitions, including payment in 2026 for a 49% undivided ownership interest in the Badger Wind Farm project, as well as working capital, and repurchases or redemptions of securities. See “Use of Proceeds.”

Listing	Our common stock is listed on the NYSE under the symbol “MDU.”
Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Dividend Policy	The Company has an 87-year history of uninterrupted dividend payments to stockholders and remains committed to paying a competitive dividend in the established long-term dividend payout ratio target range of 60 percent to 70 percent of regulated energy delivery earnings. The Company depends on earnings and dividends from its subsidiaries to pay dividends on common stock. The declaration and payment of dividends is at the sole discretion of the board of directors, subject to limitations imposed by agreements governing the Company’s indebtedness, federal and state laws, and applicable regulatory limitations.
Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders	Material U.S. federal income and estate tax considerations of the acquisition, ownership and disposition of our common stock that are relevant for non-U.S. holders are described in “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” included elsewhere in this prospectus supplement.
Risk Factors	You should read “Risk Factors” on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein for a discussion of certain risks that prospective investors should consider before investing in our common stock.
Accounting Treatment	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by
S-3

the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $19.04 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. Any issuance and delivery of our common stock by us upon any physical or net share settlement of the forward sale agreements, however, will result in dilution to our earnings per share.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward sellers or their respective affiliates selling our common stock to the underwriters) will be paid to the forward sellers. As a result, each of Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC (or their respective affiliates) will receive more than 5% of the net proceeds of this offering, not including the underwriting discount. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121).

In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder. See “Underwriting (Conflict of Interest)” for additional information.

(1)	Based on 204,382,821 shares of our common stock outstanding as of November 25, 2025. Excludes any additional shares reserved for issuance under our equity compensation awards.
(2)	Based on 204,382,821 shares of our common stock outstanding as of November 25, 2025, and assumes that if the underwriters’ option to purchase additional shares of our common stock is exercised, we elect for the forward sellers to sell the full number of shares of our common stock that are subject to that exercise to the underwriters. Excludes (i) shares of our common stock that we may be required to sell to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and (ii) any additional shares reserved for issuance under our equity compensation awards from and after November 26, 2025 through final settlement of the forward sale agreements.
(3)	Based on 204,382,821 shares of our common stock outstanding as of November 25, 2025. Excludes (i) shares of our common stock that we may be required to sell to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and (ii) any additional shares reserved for issuance under our equity compensation awards from and after November 26, 2025 through final settlement of the forward sale agreements.
S-4

RISK FACTORS

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the risks and uncertainties discussed in the following risk factors and in “Cautionary Note Regarding Forward-Looking Statements,” as well as in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings we make from time to time with the SEC. You should also consider the risk factors described in any documents we incorporate by reference in the future. See “Where You Can Find More Information.”

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle that forward sale agreement on a date specified by such forward purchaser if:

●	in the good faith, commercially reasonable judgment of such forward purchaser, it, or its affiliate, is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;
●	we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;
●	certain ownership thresholds applicable to such forward purchaser are exceeded;
●	an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or
●	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below), or certain changes in law (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 24 months from entry into the forward sale agreements.

The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements. If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the

S-5

forward sale agreements will result in dilution to our earnings per share and return on equity. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their respective affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.

In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the forward purchasers would be discharged from their obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreements at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

You may experience significant dilution as a result of this offering or other future sales of our common stock, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.

S-6

The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our stockholders.

The exercise of the underwriters’ option to purchase additional shares, the vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio, or business acquisitions, and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements. If we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our shareholders.

The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price and trading volume of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings, and political, economic, financial, and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded, and our business segments.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock.

Under our amended and restated certificate of incorporation, as amended to date, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of the Company, which could inhibit your ability to receive a premium on your investment from a possible sale of the Company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire the Company. These provisions and specific provisions of Delaware law relating to business combinations with interested shareholders may have the effect of delaying, deterring or preventing a merger or change in control of the Company. Some of these provisions may discourage a future acquisition of the Company even if shareholders would receive an attractive value for their shares or if a significant number of our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

Management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of our common stock to decline.

S-7

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering, unless an event occurs that requires us to issue and sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement, in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

We expect to receive net proceeds (after deducting net estimated expenses) of approximately $193.0 million (or approximately $222.0 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur no later than the date that is 24 months from entry into the forward sale agreements. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that the forward sale agreements are physically settled based upon the initial forward sale price of $19.04 on the effective date of the forward sale agreements, which will be December 5, 2025. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We currently intend to elect full physical settlement of the forward sale agreements and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of common stock, for general corporate purposes, which may include repayment or refinancing of debt, capital expenditures, and acquisitions, including payment in 2026 for a 49% undivided ownership interest in the Badger Wind Farm project, as well as working capital, and repurchases or redemptions of securities. If we elect to cash settle all or a portion of the forward sale agreements, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of the forward sale agreements and we may either receive a cash payment from, or owe a cash payment to, the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the forward purchasers.

S-8

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S.
HOLDERS

The following discussion summarizes material U.S. federal income and estate tax considerations of the acquisition, ownership and disposition of shares of our common stock that are relevant for Non-U.S. Holders (as defined below), and does not purport to be a complete analysis of all potential U.S. federal income and estate tax considerations. This discussion only applies to shares of our common stock that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by Non-U.S. Holders. This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not describe all of the U.S. federal income or estate tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as banks or certain other financial institutions, tax-exempt organizations, insurance companies, brokers, traders or dealers in securities, persons holding shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated or risk-reduction transaction, shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons that directly, indirectly or constructively hold in excess of 5% of our common stock, “controlled foreign corporations,” “passive foreign investment companies,” governmental organizations, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), persons subject to alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, persons deemed to sell our common stock under the constructive sale provisions of the Code, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income or estate tax consequences for any beneficial owner of shares of our common stock who is a United States person within the meaning of Section 7701(a)(30) of the Code (a “United States person”) or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. Furthermore, this discussion does not describe the effect of U.S. federal estate (except to the limited extent set forth below), generation-skipping or gift tax laws, the Medicare tax on investment income or the effect of any applicable state, local or non-U.S. laws. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, non-U.S. or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is: (i) a foreign corporation or any other foreign organization classified as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income from, or gain on sale of, a share of common stock. A prospective investor that is an individual may be deemed to be a resident alien, rather than a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending with the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisors as to the particular U.S. federal income and estate tax considerations relevant to the acquisition, ownership and disposition of such shares of our common stock applicable to them.

S-9

Distributions

In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “—Sale or Other Taxable Disposition of Our Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, or not attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States under an applicable income tax treaty, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder generally is required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders considering the purchase of shares of our common stock are urged to consult their tax advisors regarding their entitlement to any benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates applicable to United States persons. Such dividends will be exempt from the 30% U.S. federal withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form). In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States, (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

In the case described in (i) above, gain recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable income tax treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses).

We have not made an assessment as to whether we are a USRPHC; however, even if we are a USRPHC, so long as shares of our common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income

S-10

tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (directly, indirectly or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If we are a USRPHC and our common stock were not considered to be regularly traded on an established securities market in the United States, such Non-U.S. Holder (regardless of the percentage of shares of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of shares of our common stock at the regular graduated rates applicable to United States persons and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. Holders considering the purchase of shares of our common stock are urged to consult their tax advisors regarding the application of these rules.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such holder, whether or not the distribution represents a taxable dividend, the name and address of the recipient and any tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a suitable substitute form) that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock by a Non-U.S. Holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a suitable substitute form) that it is a Non-U.S. Holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) impose a 30% U.S. withholding tax on any dividends on our common stock and (subject to proposed Treasury regulations discussed below) on the gross proceeds from a disposition of our common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification (generally on IRS Form W-8BEN-E) identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Intergovernmental agreements governing FATCA between the United States and certain other countries may modify the foregoing requirements for certain holders of our common stock. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

S-11

Federal Estate Tax

Shares of our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be includable in the decedent’s gross estate for U.S. federal estate tax purposes unless an applicable income tax treaty provides otherwise.

The preceding discussion of material U.S. federal income and estate tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state and local and non-U.S. tax consequences of acquiring, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

S-12

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are acting as forward sellers and representatives of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward sellers, the forward purchasers, and the underwriters, the forward sellers (or affiliates thereof) have agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of 10,152,284 shares of our common stock in connection with the execution of separate forward sale agreements between us and Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association, New York Branch. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and the forward sellers have agreed, severally and not jointly, to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC	3,068,417
BofA Securities, Inc.	2,557,014
J.P. Morgan Securities LLC	2,557,014
TD Securities (USA) LLC	1,181,907
CIBC World Markets Corp.	196,983
Guggenheim Securities, LLC	196,983
RBC Capital Markets, LLC	196,983
Siebert Williams Shank & Co., LLC	196,983
Total	10,152,284

The underwriters are offering the shares of our common stock subject to their acceptance of the shares from the forward sellers and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the shares of our common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

We have agreed to indemnify the underwriters, the forward sellers, the forward purchasers and their respective affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters, a forward seller or a forward purchaser may be required to make in respect of any of these liabilities. We have also agreed to pay all expenses incident to the registration of the shares of our common stock.

The underwriters have advised us and the forward sellers that they initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer the shares to selected dealers at the public offering price minus a concession of up to $0.3960 per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.

The following table shows the public offering price, underwriting discount and proceeds before expenses we will pay to the underwriters in respect of this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Without option	With full option
Public Offering Price	$19.70	$199,999,994.80	$229,999,982.20
Underwriting Discount	$ 0.66	$ 6,700,507.44	$ 7,705,583.16
Proceeds to Us (before expenses)(1)	$19.04	$193,299,487.36	$222,294,399.04

(1)	For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $19.04 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

The expenses of the offering (excluding the underwriting discount) are estimated to be approximately $300,000 and are payable by us.

S-13

Forward Sale Agreements

We have entered into forward sale agreements on the date of this prospectus supplement with each of Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association, New York Branch, whom we refer to as the “forward purchasers,” relating to an aggregate of 10,152,284 shares of our common stock. In connection with the execution of the forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of 10,152,284 shares of our common stock that will be delivered in this offering.

If a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date shares of our common stock in the case of the relevant forward sale agreement, or that it or its affiliate would incur a stock loan cost greater than a specified amount in order to do so, then the number of shares of our common stock to which the applicable forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which the applicable forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from such forward seller and such forward seller’s obligation to borrow such shares of our common stock for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion by the date that is 24 months from entry into the forward sale agreements. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $19.04 per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on

S-14

the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $19.04 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements.

However, if we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by such forward purchaser if:

●	in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;
●	we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;
●	certain ownership thresholds applicable to such forward purchaser are exceeded;
●	an event is announced that, if consummated, would result in an extraordinary event (as defined in each forward sale agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or
●	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entry into such forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to require us to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors.”

The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect cash or net share settlement for

S-15

all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the market price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreements we have entered into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements.

Option to Purchase Additional Shares

The underwriters have been granted an option, exercisable in whole or in part from time to time, to purchase up to an additional 1,522,842 shares of our common stock at the purchase price described above, within 30 days from the date of this prospectus supplement, subject to certain possible adjustments. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering. Upon any exercise of such option, we may, in our sole discretion enter into additional forward sale agreements with the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Lock-Up Agreement

We have agreed that, during the period commencing on the date hereof and through and including the date that is 60 days after the date hereof, without the prior written consent of the representatives of the underwriters, we will not directly or indirectly (i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock, (ii) file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or other capital stock

S-16

(other than any Rule 462(b) registration statement filed to register securities to be sold to the underwriters, the forward purchasers and the forward sellers pursuant to this prospectus supplement, or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or other capital stock, whether any such transaction described in clause (i) or (iii) above is to be settled by delivery of common stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The foregoing restrictions on us will not apply to:

(a)	the issuance and sale of common stock by us pursuant to this prospectus supplement;
(b)	the issuance by us of shares, and options to purchase shares, of common stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan that are described in this prospectus supplement or incorporated by reference herein; and
(c)	the issuance of shares of common stock by us (A) in connection with the exercise of options granted pursuant equity incentive plans or arrangements that are described in this prospectus supplement or incorporated by reference herein or (B) upon the exercise of warrants or convertible securities outstanding on the date of this prospectus supplement.

In addition, our directors and executive officers have agreed that, during the period commencing on the date hereof and through and including the date that is 60 days after the date hereof, without the prior written consent of the representatives of the underwriters, they will not directly or indirectly (i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock (including, without limitation, common stock or such other capital stock that may deemed to be beneficially owned by such director or executive officer accordance with the rules and regulations of the SEC or that may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for common stock, preferred stock, other capital stock, whether now owned or hereafter acquired or with respect to which such director or officer has or hereafter acquires the power of disposition; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) is to be settled by delivery of common stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. Further, subject to certain additional limitations and conditions, including those relating to public filings required to be or voluntarily made in connection with a transfer, the foregoing restrictions on our directors and executive officers will not apply to:

(a)	shares of common stock disposed as a bona fide gift or by will, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on such director or officer’s death, in each case to any member of the immediate family of such director or officer or to a trust the beneficiaries of which are exclusively such director or officer or members of such director or officer’s immediate family, or as a bona fide gift to a charity or educational institution;
(b)	shares of common stock transferred or deemed sold to us in connection with the vesting, settlement or exercise of restricted stock units, options, or other equity incentive awards (including, in each case, by way of “net” or “cashless” exercise), including any transfers to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, or other equity incentive awards, in all such cases pursuant to equity awards granted pursuant equity incentive plans or arrangements that are described in this prospectus supplement or incorporated by reference herein;
S-17

(c)	shares of our common stock acquired in open market purchases after the closing of this offering; and
(d)	transfers of shares of common stock made by a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company.

The representatives of the underwriters, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “MDU.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters nor the forward sellers or forward purchasers make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters nor the forward sellers or forward purchasers make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriters. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward sellers or their respective affiliates selling our common stock to the underwriters) will be paid to the forward sellers. As a result, each of Wells Fargo Securities, LLC, BofA

S-18

Securities, Inc. and J.P. Morgan Securities LLC (or their respective affiliates) will receive more than 5% of the net proceeds of this offering, not including the underwriting discount. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder.

Certain Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services in the ordinary course of business with us or our affiliates for which they have received and in the future may receive customary fees and expenses. For instance, an affiliate of Wells Fargo serves as a joint lead arranger, an affiliate of BofA serves as lender, an affiliate of J.P. Morgan serves as a co-syndication agent and joint lead arranger and bookrunner and affiliates of TD Securities (USA) LLC (“TD Securities”) and CIBC World Markets Corp. (“CIBC”) serve as lenders under our $200 million revolving credit facility. An affiliate of Wells Fargo serves as a joint lead arranger, affiliates of BofA, TD Securities and CIBC serve as lenders and an affiliate of J.P. Morgan serves as lender under Cascade Natural Gas Corporation’s (“Cascade”) $175 million revolving credit facility and Intermountain Gas Corporation’s (“Intermountain”) $175 million revolving credit facility. An affiliate of Wells Fargo serves as joint-lead arranger and joint-lead bookrunner and its affiliate serves as administrative agent, swingline lender and lender, affiliates of BofA, TD Securities and CIBC serve as lenders and an affiliate of J.P. Morgan serves as a co-syndication against and joint lead arranger and bookrunner under Montana- Dakota’s $200 million revolving credit facility. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, each of Wells Fargo, BofA and J.P. Morgan or its respective affiliate is acting as a forward purchaser.

In addition, in the ordinary course of their business activities, the underwriters, the forward sellers, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If an underwriter or its affiliates has a lending relationship with us, such underwriter or its affiliates routinely hedge, and such underwriter or its affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriter and its affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the securities offered in this offering. The underwriters, the forward sellers, the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the shares of the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-19

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant State at any time: (a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation; (b) to fewer than 150 natural or legal

S-20

persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of the common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or
(c)	in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

S-21

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Japan

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.
S-22

Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares of our common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;
(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters or
(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

S-23

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.mdu.com. However, the information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus, which include information incorporated by reference, are part of a registration statement we have filed with the SEC. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more complete information about us and our common stock.

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents that we filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;
●	the Part III information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025, that was incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025 and November 10, 2025, respectively;
●	our Current Reports on Form 8-K filed with the SEC on February 14, 2025, May 15, 2025, August 7, 2025 and August 13, 2025; and
●	the description of our securities contained in Exhibit 99(b) to our Current Report on Form 8-K12B, filed with the SEC on January 2, 2019, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4(g) to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020).

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus, and before we terminate the offering.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of this prospectus supplement or the accompanying prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in this prospectus supplement or the accompanying prospectus. Any such statement so modified or superseded shall not be deemed in its unmodified form to constitute a part of this prospectus supplement or the accompanying prospectus for purposes of the Securities Act.

S-24

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain a copy of this information at no cost by written or oral request to us at the following address:

Office of the Treasurer

MDU Resources Group, Inc.

1200 West Century Avenue

P.O. Box 5650

Bismarck, North Dakota 58506-5650

Telephone: (701) 530-1000

You may also access these documents at our website at www.mdu.com.

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted.

The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-25

LEGAL MATTERS

The validity of the common stock offered hereby and certain other related legal matters will be passed upon for us by Perkins Coie LLP. The validity of the common stock offered hereby and certain other related legal matters will be passed upon for the underwriters and the forward sellers and forward purchasers by Simpson Thacher & Bartlett LLP, Houston, Texas.

EXPERTS

The financial statements of MDU Resources Group, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of MDU Resources Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

S-26

PROSPECTUS

MDU RESOURCES GROUP, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “MDU.” The last reported sale price of our common stock on the NYSE on August 6, 2025 was $17.49 per share.

___________________________________

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________________

The date of this prospectus is August 7, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectus) together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer to MDU Resources Group, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future are based on underlying assumptions (many of which are based, in turn, upon further assumptions), including, but not limited to, statements identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “predicts” in each case related to such things as growth estimates, stockholder value creation, the Company’s “CORE” strategy, capital expenditures, financial guidance, trends, objectives, goals, dividend payout ratio targets, strategies and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s filings with the SEC.

While made in good faith, these forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company’s control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and subsequent filings with the SEC. Any changes in such assumptions or factors could produce significantly different results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update the forward-looking statements, whether as a result of new information, future events, or otherwise.

ii

MDU RESOURCES GROUP, INC.

The Company is a pure-play regulated energy delivery business upon the completed separations of both its construction materials and contracting and construction services businesses. Montana-Dakota Utilities Co. (formerly known as MDU Resources Group, Inc., “Montana-Dakota”) was incorporated under the laws of the state of Delaware in 1924. The Company was incorporated under the laws of the state of Delaware in 2018. Upon the completion of an internal holding company reorganization, Montana-Dakota became a subsidiary of the Company. Our principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

1

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

2

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

3

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Amended and Restated Certificate of Incorporation, as amended to date (our “certificate of incorporation”), our Bylaws, as amended and restated to date (our “bylaws”), and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary is not complete. You should read our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into two classes:

●	500,000,000 shares of common stock, $1.00 par value per share; and
●	2,000,000 shares of preferred stock, $100 par value per share.

As of July 31, 2025, we had 204,331,170 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of legally available funds.

Voting Rights

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.

Liquidation Rights

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not liable to further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes our Board to issue up to 2,000,000 shares of preferred stock, from time to time in one or more classes or series, generally without any vote or action by the holders of our common stock. Our Board will be authorized to determine the number of shares and designation of any class or series of preferred stock and the powers, rights, preferences and privileges of each class or series of preferred stock, including, the dividend rate, dividend rights, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms of any class or series of preferred stock, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

4

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock

Provisions of our Certificate of Incorporation and our Bylaws and Certain Provisions of Delaware Law That Could Delay or Prevent a Change in Control

Our certificate of incorporation, bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

Authorized but Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing rules of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Number of Directors, Vacancies, Removal of Directors

Our certificate of incorporation provides that our Board will have at least six and at most 15 directors. A majority of the Board decides the exact number of directors at a given time. A majority of the directors then in office fill any new directorships created by the Board and any vacancies.

Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our certificate of incorporation prevents stockholders from calling a special meeting.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not provide for cumulative voting. Accordingly, a holder or group of holders of a majority of the shares of our common stock are able to elect all of the directors.

Requirements for Advance Notification of Shareholder Meetings, Director Nominations and Shareholder Proposals

Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting of stockholders. In order for any matter to be “properly brought” before an annual meeting, a stockholder will have to comply with these advance notice requirements and provide us with certain information. Stockholders at an annual meeting may only consider

5

proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

In addition, our bylaws also provide for proxy access, pursuant to which a qualifying stockholder, or a group of up to 20 such stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, will generally be able to nominate and include in our proxy materials for an annual meeting of stockholders, qualifying director nominees constituting up to the greater of two nominees or 20% of the total number of directors of the Company; provided that the qualifying stockholder(s) and director nominee(s) satisfy the eligibility, procedural and other requirements specified in our bylaws, including that notice of a nomination be delivered to our secretary not less than 120 days or more than 150 days before the first anniversary of the date that we first sent our proxy statement to stockholders for the prior year’s annual meeting.

Stockholder Action by Written Consent; Special Meeting of Stockholders

Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the Board.

Provisions of Delaware Law That Could Delay or Prevent a Change in Control

We are subject to the provisions of Section 203 of the DGCL. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if:

●	our Board approved the business combination or the transaction of our stock before the person became an interested stockholder;
●	upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock outstanding at the time of the transaction, excluding certain shares; or
●	at or subsequent to such time the business combination is approved by the Board and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Internal Corporate Claims. As defined in our bylaws, “Internal Corporate Claims” means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. Although we have included a choice of forum clause in our bylaws, it is possible that a court could rule that such clause is inapplicable or unenforceable.

Transfer Agent; Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on the NYSE and trades under the symbol “MDU.”

6

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under one or more indentures, which may include existing indentures. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

●	the title of the series of the offered debt securities;
●	the price or prices at which the offered debt securities will be issued;
●	any limit on the aggregate principal amount of the offered debt securities;
●	the date or dates on which the principal of the offered debt securities will be payable;
●	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;
●	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;
●	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;
●	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;
●	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;
●	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;
●	the denominations in which the offered debt securities will be issued;
●	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
●	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;
●	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;
●	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;
●	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;
●	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;
●	whether the offered debt securities will be senior or subordinated debt securities;
●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and
●	any other specific terms of the offered debt securities.

7

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, which may include:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the warrants;
●	whether the warrants are to be sold separately or with other securities as parts of units;
●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	the designation and terms of any equity securities purchasable upon exercise of the warrants;
●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;
●	the number of shares of preferred stock, the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
●	any redemption or call provisions; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

8

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

9

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	if appropriate, any special U.S. federal income tax considerations applicable to the units; and
●	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

10

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

●	directly to purchasers;
●	through agents;
●	through dealers;
●	through underwriters;
●	through a combination of any of the above methods of sale; or
●	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

We may also make sales of our common stock in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, or otherwise as agreed between us and one or more underwriters, dealers or agents. If we engage in such transactions, we will do so pursuant to the terms of a distribution agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting or similar agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

11

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Except as described above, in order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

12

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.mdu.com. The information on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

●	the Part III information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025, that was incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 14, 2025 and May 15, 2025; and

●	the description of our securities contained in Exhibit 99(b) to our Current Report on Form 8-K12B, filed with the SEC on January 2, 2019, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020).

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to:

Office of the Treasurer

MDU Resources Group, Inc.

1200 West Century Avenue

P.O. Box 5650

Bismarck, North Dakota 58506-5650

Telephone: (701) 530-1000

13

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

The financial statements of MDU Resources Group, Inc. incorporated by reference in this Prospectus, and the effectiveness of MDU Resources Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

14

10,152,284 Shares

MDU Resources Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

December 3, 2025

Joint Book-Running Managers

Wells Fargo Securities

BofA Securities
J.P. Morgan

TD Securities

Co-Managers

CIBC Capital Markets

Guggenheim Securities

RBC Capital Markets

Siebert Williams Shank